AMENDMENT TO EXPENSE LIMITATION AGREEMENT BETWEEN OLD

MUTUAL ADVISOR FUNDS AND OLD MUTUAL CAPITAL, INC.

EFFECTIVE JANUARY 1, 2008

AS AMENDED NOVEMBER 19, 2007

This Agreement is amended by adding Class R shares of each of the Funds to the Agreement and revising Schedule A to the Agreement to set forth the expense limitation for Class R shares. Revised Schedule A is set forth below:

SCHEDULE A

AS AMENDED NOVEMBER 19, 2007

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS

AND

OLD MUTUAL CAPITAL, INC.

EFFECTIVE JANUARY 1, 2008

Old Mutual Clay Finlay China Fund
Class of Shares	Expense Limit

Class A	1.95%
Class C	2.70%
Class Z	1.70%
Institutional Class	1.40%
Class R	2.20%

Old Mutual Clay Finlay Emerging Markets Fund
Class of Shares	Expense Limit

Class A	2.00%
Class C	2.75%
Class Z	1.75%
Institutional Class	1.25%
Class R	2.25%

Old Mutual International Equity Fund
Class of Shares	Expense Limit

Class A	1.52%
Class C	2.27%
Class Z	1.27%
Institutional Class	1.02%
Class R	1.77%

Old Mutual Advisor Funds	Old Mutual Capital, Inc.

By: /s/ Julian F. Sluyters	By: /s/ Mark E. Black

Name: Julian F. Sluyters	Name: Mark E. Black

Title: President	Title: Chief Financial Officer